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                        JAN BELL MARKETING, INC.
                              PRESS RELEASE


SUNRISE, FL. November 1/BUSINESS WIRE/ -- Jan Bell Marketing, Inc. announced today that it is responding to the proposal made last week by Ocean Reef Management, Inc. and has requested more information on the financing, structure and related matters.

Isaac Arguetty, Chairman of the Board, commented, "We've sent a letter to Ocean Reef which will hopefully serve as a platform for a productive discussion"


CONTACT:   Jan Bell Marketing, Inc., Sunrise, Florida
           David P. Boudreau, 954/846-2707